Exhibit 99.1

Gannett Announces Ongoing Debt Reduction

MCLEAN, VA — November 15, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today it will repurchase $14.0 million of 6.00% first lien notes due November 1, 2026 (the "2026 Senior Notes") for approximately $12.0 million, representing a discount to par value. The transaction is expected to close on November 17, 2023. In connection with the repurchase of the 2026 Senior Notes, the Company will receive a waiver from certain lenders under its five-year senior secured term loan facility that will reduce the scheduled amortization payment for the fiscal quarter ending December 31, 2023 payable to those lenders by the amount spent by the Company to repurchase the 2026 Senior Notes.

"We continue to opportunistically take out additional senior notes below par value by working with our lenders, and this repurchase mirrors the executed agreement announced in mid-September," said Michael Reed, Chairman and Chief Executive Officer. "With the closing of this transaction, and subsequent to the third quarter, we will have repaid $20.2 million of debt, which will bring our year-to-date total to approximately $138.0 million, which exceeds our initial projections outlined at the beginning of the year. We are pleased with the pace of our debt reduction this year, including bringing first lien net leverage to below 2.0x in the third quarter this year. Debt repayment remains a high priority and we expect to continue to improve our capital structure through significant debt reduction, while maintaining a healthy balance sheet and a strong liquidity position."

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes the USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, the terms of our debt repayment, our capital structure, our strategy, and our ability to achieve our operating priorities. The Company makes no guarantees or assurances that sales of any of the real estate or other asset sales in negotiation will close. Words such as "expect(s)", “continue(s)", "believe(s)", "look forward", "will", "remain(s)", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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